Exhibit 99.1

August 3, 2015

Integra LifeSciences Announces Proposed Public Offering of Common Stock

PLAINSBORO, N.J., Aug. 3, 2015 (GLOBE NEWSWIRE) — Integra LifeSciences Holdings Corporation (Nasdaq:IART) today announced that it intends to offer, subject to market conditions and other factors, $200,000,000 of its common stock in an underwritten public offering registered under the Securities Act of 1933, as amended. In connection with the offering, Integra expects to grant the underwriters a 30-day option to purchase an additional $30,000,000 of its common stock.

Integra intends to use the net proceeds from the offering, including any net proceeds received from an exercise of the underwriters’ option to purchase additional shares, to reduce outstanding borrowings under Integra’s senior credit facility.

The shares will be issued pursuant to an effective shelf registration statement on Form S-3. Before investing in the offering, interested parties should read the prospectus for such offering and the other documents Integra has filed with the Securities and Exchange Commission.

J.P. Morgan, Wells Fargo Securities and RBC Capital Markets are acting as joint book-running managers for the offering. The offering is being made by means of a prospectus and related prospectus supplement, copies of which may be obtained, when available, from J.P. Morgan Securities, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling (866) 803-9204, from Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, by calling (800) 326-5897 or by emailing cmclientsupport@wellsfargo.com, or from RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098; Attention: Equity Syndicate; Phone: 877-822-4089; Email: equityprospectus@rbccm.com. Electronic copies of the prospectus and related prospectus supplement may be obtained by visiting EDGAR on the SEC’s website at http://www.sec.gov.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction. Any offer, if at all, will be made only by means of a prospectus and related prospectus supplement forming a part of the effective shelf registration statement.

About Integra

Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for caregivers, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including regenerative technologies, in specialty surgical solutions, orthopedics and tissue technologies. For more information, please visit www.integralife.com.

Forward-Looking Statements

Certain statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include Integra’s intention to conduct the offering and its intended use of proceeds from the offering. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about Integra’s business. Integra’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to those set forth under the heading “Risk Factors” in Integra’s filings with the Securities and Exchange Commission, including Integra’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Integra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You can identify these forward-looking statements by forward-looking words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions in this press release.

CONTACT: Michael Beauleiu

(609) 750-2827

michael.beaulieu@integralife.com

Investor Relations:

Angela Steinway

(609) 936-2268

angela.steinway@integralife.com

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